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                                                                    EXHIBIT 99.2

                                     FORM OF

                 FISHER & PAYKEL HEALTHCARE CORPORATION LIMITED

                          EMPLOYEE STOCK PURCHASE PLAN

                                   SECTION 1.

                                    PURPOSE

         The purpose of the Fisher & Paykel Healthcare Corporation Limited Employee Stock Purchase Plan (the "Plan") is to provide Employee incentives, and encourage and facilitate stock ownership by Employees by providing a continued opportunity to purchase Ordinary Shares, generally through voluntary after- tax Payroll Contributions. The Plan is intended to be a qualified employee stock purchase plan under Section 423 of the Code.

                                   SECTION 2.

                                  DEFINITIONS

         2.1. Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

            (a) "Board" means the Board of Directors of the Company.

            (b) "Code" means the Internal Revenue Code of 1986, as amended.

            (c) "Committee" means a committee appointed by the Board in accordance with Section 3.3 of the Plan.

            (d) "Company" means Fisher & Paykel Healthcare Corporation Limited, a New Zealand corporation.

            (e) "Compensation" means base pay, short-term incentive compensation and commissions, but excludes any portion of such amounts which are deferred or are not benefits eligible under the plans or policies of an Employee's Employer. Without limiting the generality of the foregoing, Compensation shall exclude nonqualified deferred compensation, and amounts contributed to a plan under Code
Section 125 pursuant to a salary reduction election.

            (f) "Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the events:



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                        (i) a sale, lease, license or other disposition of all
            or substantially all of the consolidated assets of the Company;

                        (ii) a sale or other disposition of at least ninety
            percent (90%) of the outstanding securities of the Company;

                        (iii) a merger, consolidation or similar transaction
            following which the Company is not the surviving corporation; or

                        (iv) a merger, consolidation or similar transaction
            following which the Company is the surviving corporation but the Ordinary Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

            (g) "Director" means a member of the Board.

            (h) "Eligible Employee" means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

            (i) "Employee" means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by any Fisher & Paykel Healthcare Corporation Limited U.S. subsidiary. Neither service as a Director nor payment of a director's fee shall be sufficient to make an individual an Employee of the Company or a Related Corporation.

            (j) "Employee Stock Purchase Plan" means a plan that grants Purchase Rights intended to be options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code.

            (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (l) "Fair Market Value" means the value of a security, as determined in good faith by the Board. If the security is listed on any established stock exchange, the Fair Market Value of the security, unless otherwise determined by the Board, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the Trading Day prior to the relevant determination date, as reported in such source as the Board deems reliable.



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            (m) "Offering" means the grant of Purchase Rights to purchase
Ordinary Shares under the Plan to Eligible Employees.

            (n) "Offering Date" means a date selected by the Board for an Offering to commence.

            (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

            (p) "Ordinary Share" means a fully paid up ordinary share in the capital of the Company.

            (q) "Participant" means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

            (r) "Payroll Contributions" means an Employee's after-tax contributions of Compensation by payroll deduction pursuant to Section 8.

            (s) "Plan" means this Fisher & Paykel Healthcare Corporation Limited Employee Stock Purchase Plan.

            (t) "Purchase Date" means one or more dates during an Offering established by the Board on which Purchase Rights granted under the Plan shall be exercised and as of which purchases of Ordinary Shares shall be carried out in accordance with such Offering.

            (u) "Purchase Period" means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date, at the end of which there shall be purchased Ordinary Shares on behalf of Participants. An Offering may consist of one or more Purchase Periods.

            (v) "Purchase Right" means an option to purchase Ordinary Shares granted pursuant to the Plan.

            (w) "Related Corporation" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

            (x) "Securities Act" means the Securities Act of 1933, as amended.

            (y) "Trading Day" means any day the exchange(s) or market(s) on which Ordinary Shares are listed, is open for trading.



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                                   SECTION 3.

                                 ADMINISTRATION

         3.1. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3.3. Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

         3.2. The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (a) To determine when and how Purchase Rights to purchase Ordinary Shares shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

            (b) To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

            (c) To construe and interpret the Plan and Purchase Rights granted under the Plan, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

            (d) To amend the Plan as provided in Section 15.

            (e) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

         3.3. The Board may delegate administration of the Plan to a Committee of the Board composed of one (1) or more members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. If administration is delegated to a Committee, references to the Board in this Plan and in the Offering document shall thereafter be deemed to be to the Board or the Committee, as the case may be.


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                                   SECTION 4.

                       ORDINARY SHARES SUBJECT TO THE PLAN

         4.1. Subject to the provisions of Section 14 relating to adjustments upon changes in stock, the Ordinary Shares that may be sold pursuant to Purchase Rights granted under the Plan shall not exceed in the aggregate one million (1,000,000) Ordinary Shares, plus an annual increase to be added on the first day of each calendar year, commencing on January 1, 2003 and ending on (and including) January 1, 2013, equal to the least of (i) two percent (2%) of the Ordinary Shares outstanding on each January 1 of each full or partial Company fiscal year during which the Plan is in effect (rounded down to the nearest whole share and calculated on a fully diluted basis, that is assuming the exercise of all outstanding stock options and warrants to purchase Ordinary Shares); or (ii) two percent (2%) of the Ordinary Shares outstanding calculated as of January 1, 2002. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares not purchased under such Purchase Right shall again become available for issuance under the Plan.

         4.2. The Ordinary Shares subject to the Plan may be unissued shares or shares that have been bought on the open market at prevailing market prices or otherwise.

                                   SECTION 5.

                       GRANT OF PURCHASE RIGHTS; OFFERING

         5.1. The Board may from time to time grant or provide for the grant of Purchase Rights to purchase Ordinary Shares under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights to purchase Ordinary Shares under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

         5.2. If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all



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of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised.

                                   SECTION 6.

                                   ELIGIBILITY

         6.1. Purchase Rights may be granted only to Employees or, as the Board may designate as provided in Section 3.2. Except as provided in Section 6.2, an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee's customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year.

         6.2. The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

            (a) the date on which such Purchase Right is granted shall be the "Offering Date" of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

            (b) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

            (c) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

         6.3. No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this


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Section 6.3, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

         6.4. As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee's rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

         6.5. Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide that Employees who are highly compensated Employees within the meaning of
Section 423(b)(4)(D) of the Code shall not be eligible to participate.

                                   SECTION 7.

                         PURCHASE RIGHTS; PURCHASE PRICE

         7.1. On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of Ordinary Shares purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, of such Employee's Compensation during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

         7.2. The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted under the Plan and pursuant to that Offering shall be exercised and purchases of Ordinary Shares shall be carried out in accordance with such Offering.

         7.3. In connection with each Offering made under the Plan, the Board shall specify a maximum number of Ordinary Shares that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of Ordinary Shares that may be purchased by all Participants pursuant to such Offering. In addition, in


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connection with each Offering that contains more than one Purchase Date, the
Board may specify a maximum aggregate number of Ordinary Shares that may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of Ordinary Shares issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the Ordinary Shares available shall be made in as nearly a uniform manner as shall be practicable and equitable.

         7.4. The purchase price of Ordinary Shares acquired pursuant to Purchase Rights granted under the Plan shall be not less than the lesser of:

            (a) an amount equal to eighty-five percent (85%) of the Fair Market Value of the Ordinary Shares on the Offering Date; or

            (b) an amount equal to eighty-five percent (85%) of the Fair Market Value of the Ordinary Shares on the applicable Purchase Date.

                                   SECTION 8.

                     PARTICIPATION; WITHDRAWAL; TERMINATION

         8.1. An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company may provide. Each such agreement shall authorize Payroll Contributions of up to the maximum percentage specified by the Board of such Participant's Earnings (as defined in each Offering) during the Offering. The Payroll Contributions from each Participant shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the U.S. subsidiary. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such Payroll Contributions. To the extent provided in the Offering, a Participant may begin such Payroll Contributions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering.

         8.2. At any time during an Offering, a Participant may terminate his or her Payroll Contributions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Payroll Contributions (reduced to the extent, if any, such deductions have been used to acquire Ordinary Shares for the Participant) under the Offering, without interest (unless otherwise


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specified in the Offering), and such Participant's interest in that Offering shall be automatically terminated. A Participant's withdrawal from an Offering shall have no effect upon such Participant's eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

         8.3. Purchase Rights granted pursuant to any Offering under the Plan shall terminate on the ninetieth (90th) day following the Participant's ceasing to be an Employee for any reason (subject to any post-employment participation period required by law), other than death, disability or retirement.

         8.4. Purchase Rights granted pursuant to any Offering under the Plan shall terminate twelve (12) months after the Participant's death, disability or retirement.

         8.5. Upon expiration of the applicable time periods in 8.3 or 8.4 above, or in the event an Employee ceases to be an Eligible Employee, the Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Payroll Contributions (reduced to the extent, if any, such deductions have been used to acquire Ordinary Shares for the terminated or otherwise ineligible Employee) under the Offering, without interest (unless otherwise specified in the Offering).

         8.6. Purchase Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 13 and, during a Participant's lifetime, shall be exercisable only by such Participant.

                                   SECTION 9.

                                    EXERCISE

         9.1. On each Purchase Date during an Offering, each Participant's accumulated Payroll Contributions and other additional payments specifically provided for in the Offering (without any increase for interest) shall be applied to the purchase of Ordinary Shares up to the maximum number of Ordinary Shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights granted under the Plan unless specifically provided for in the Offering.

         9.2. If any amount of accumulated Payroll Contributions remains in a Participant's account after the purchase of Ordinary Shares and such remaining amount is less than the amount required to purchase one Ordinary Shares on the final Purchase Date of an Offering, then such remaining amount shall be held in each such Participant's account for the purchase of Ordinary Shares under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 8.2, or


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is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to the Participant after said final Purchase Date, without interest (unless otherwise specified in the Offering). If any amount of accumulated Payroll Contributions remains in a Participant's account after the purchase of Ordinary Shares and such remaining amount is equal to the amount required to purchase one (1) or more whole Ordinary Shares on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to the Participant at the end of the Offering without interest (unless otherwise specified in the Offering).

         9.3. No Purchase Rights granted under the Plan may be exercised to any extent unless the Ordinary Shares to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal, state, and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the Ordinary Shares are not so registered or the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Ordinary Shares are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the Ordinary Shares are not registered and the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised and all Payroll Contributions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Ordinary Shares) shall be distributed to the Participants, without interest (unless otherwise specified in the Offering).

                                  SECTION 10.

                            COVENANTS OF THE COMPANY

         10.1. During the terms of the Purchase Rights granted under the Plan, the Company shall ensure that the amount of Ordinary Shares required to satisfy such Purchase Rights are available.

         10.2. The Company shall seek to obtain from each U.S. federal, state, or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Ordinary Shares upon exercise of the Purchase Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Ordinary Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Ordinary Shares upon exercise of such Purchase Rights unless and until such authority is obtained.


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                                   SECTION 11.

                      USE OF PROCEEDS FROM ORDINARY SHARES

         Proceeds from the sale of Ordinary Shares pursuant to Purchase Rights granted under the Plan shall constitute general funds of the Company.

                                   SECTION 12.

                             RIGHTS AS A STOCKHOLDER

         A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Ordinary Shares subject to Purchase Rights granted under the Plan unless and until the Participant's Ordinary Shares acquired upon exercise of Purchase Rights granted under the Plan are recorded in the books of the Company (or its transfer agent).

                                   SECTION 13.

                           DESIGNATION OF BENEFICIARY

         13.1. A Participant may file a written designation of a beneficiary who is to receive any Ordinary Shares and/or cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to the end of an Offering but prior to delivery to the Participant of such Ordinary Shares or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death during an Offering.

         13.2. The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Ordinary Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Ordinary Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

                                  SECTION 14.

         ADJUSTMENTS UPON CHANGES IN SECURITIES; CORPORATE TRANSACTIONS



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         14.1. If any change is made in the Ordinary Shares, subject to the
Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of Ordinary Shares subject to the Plan pursuant to Section 4.1, and the outstanding Purchase Rights granted under the Plan shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

         14.2. In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then the Participants' accumulated Payroll Contributions (exclusive of any accumulated interest that cannot be applied toward the purchase of Ordinary Shares under the terms of the Offering) shall be used to purchase Ordinary Shares immediately prior to the Corporate Transaction under the ongoing Offering, and the Participants' Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

                                  SECTION 15.

                              AMENDMENT OF THE PLAN

         15.1. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in securities and except as to amendments solely to benefit the administration of the Plan, to take account of a change in U.S. legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Corporation, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of
Section 423 of the Code, or other applicable laws or regulations.

         15.2. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the

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Plan and/or Purchase Rights granted under the Plan into compliance therewith.

         15.3. The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws or governmental regulations, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

                                  SECTION 16.

                      TERMINATION OR SUSPENSION OF THE PLAN

         16.1. The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the Ordinary Shares reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

         16.2. Any benefits, privileges, entitlements and obligations under any Purchase Rights granted under the Plan while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws , regulations, or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

                                  SECTION 17.

                             EFFECTIVE DATE OF PLAN

         The Plan shall become effective as determined by the Board.

                                  SECTION 18.

                            MISCELLANEOUS PROVISIONS

         18.1. The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant's employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.



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         18.2. The provisions of the Plan shall be governed by the laws of New
Zealand.

         18.3. All legislation and other enactments referred to are enactments of the U.S.

         18.4. All currency referred to is in US Dollars.




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